Exhibit 10.5
EIGHTH AMENDMENT TO FIRST AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
     THIS EIGHTH AMENDMENT TO FIRST AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (herein called this “Amendment”) made as of the 25th day of March, 2010 by and between Priority Fulfillment Services, Inc. (“Borrower”) and Comerica Bank (“Bank”),
WITNESSETH:
     WHEREAS, Borrower and Bank have entered into that certain First Amended and Restated Loan and Security Agreement dated as of December 29, 2004 (as from time to time amended or modified, the “Original Agreement”) for the purposes and consideration therein expressed, pursuant to which Bank became obligated to make loans to Borrower as therein provided; and
     WHEREAS, Borrower and Bank desire to amend the Original Agreement to provide for term loans and for the other purposes set forth herein;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Bank to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I.
Definitions and References
     § 1.1 Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.
     § 1.2 Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this § 1.2.
     “Amendment” means this Eighth Amendment to First Amended and Restated Loan and Security Agreement.
     “Loan Agreement” means the Original Agreement as amended hereby.

ARTICLE II.
Amendment to Original Agreement
     § 2.1 Defined Terms.
     (a) The definition of “Permitted Distribution” in Exhibit A to the Original Agreement is hereby amended in its entirety to read as set forth below:
     “Permitted Distribution” means any cash dividend or cash distribution by Borrower to any entity that is an Affiliate of Borrower, provided that such cash dividend or cash distribution is made from Inflow Transfer received by Borrower after March 31, 2010, in excess of $4,150,000.
     (b) Clauses (e) and (f) of the definition of “Permitted Investment” in Exhibit A to the Original Agreement are hereby amended in their entirety to read as follows:
(e)	Advances by Borrower to Supplies Distributor, Inc. pursuant to the Subordinated Demand Note, so long as (1) the aggregate outstanding principal amount of such Indebtedness does not exceed $5,500,000 (excluding accrued and unpaid interest) at any time, and (2) before and after giving effect to such advances no Event of Default has occurred and is continuing;

(f)	Incremental cash Investments by Borrower in or cash advances to SPRL PFSweb B.V., Priority Fulfillment Services of Canada, Inc., eCOST Philippine Services LLC, PFSM, LLC and eCOST.com, not to exceed $250,000, provided that (1) the aggregate amount of all Inflow Transfers after January 1, 2010 and prior to April 30, 2010 equals or exceeds $500,000, and (2) at the time of each such incremental cash Investment and after giving effect thereto, no Event of Default has occurred and is continuing.
     (c) The definition of “Revolving Maturity Date” in Exhibit A to the Original Agreement is hereby amended in its entirety to read as follows:
     “Revolving Maturity Date” means March 30, 2011.
     (d) The definition of “Tangible Net Worth” in Exhibit A to the Original Agreement is hereby amended in its entirety to read as follows:
     “Tangible Net Worth” means, with respect to any Person, at any date as of which the amount thereof shall be determined: (a) the total assets of such Person and its properly consolidated Subsidiaries minus the total liabilities of such Person and its properly consolidated Subsidiaries, minus (b) goodwill.

     § 2.2 Fees. Section 2.5(a) of the Original Agreement is hereby amended in its entirety to read as follows:
     (a) Facility Fee. A facility fee in the aggregate amount of $50,000 to be paid on March 25, 2010.
     § 2.3 Financial Statements, Reports, Certificates.
     (a) The due date for the financial statements due for the calendar month of January 2010 under Section 6.2(a) of the Original Agreement is hereby extended to March 31, 2010.
     (b) Section 6.2(j) of the Original Agreement is hereby amended to read as follows:
     (j) within 30 days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer, together with aged listings by invoice date of accounts receivable and accounts payable;
     (c) The due date for the Compliance Certificate due for the calendar month of January 2010 under Section 6.2(k) of the Original Agreement is hereby extended to March 31, 2010.
     § 2.4 EBITDA. Section 6.7(d) of the Original Agreement is hereby amended in its entirety to read as follows:
     (d) EBITDA. As of the last day of each calendar month, the variance, if negative, then expressed as a positive number, between Borrower’s EBITDA and the EBITDA set forth in the Approved Projections for the twelve (12) calendar month period ending on such date, shall not exceed $350,000. As used herein, “EBITDA” shall mean, for any period of calculation, Borrower’s earnings for such period before interest and taxes plus depreciation, amortization and non-cash stock compensation accruals to the extent deducted in the calculation of such earnings. “Approved Projections” means for the 2010 calendar year, the projections for such period that have been reviewed by Borrower’s Board of Directors and delivered to Bank on or about March 22, 2010.
     § 2.5 Affirmative Covenants. Section 6.12 of the Original Agreement is hereby amended in its entirety to read as follows:
     6.12 Inflow Transfers. Borrower shall receive not less than $4,900,000 in aggregate Inflow Transfers during the period beginning March 31, 2010 and ending on July 5, 2010.

     § 2.6 Negative Covenants. Section 7.12 of the Original Agreement is hereby amended in its entirety to read as follows:
     7.12 Capital Expenditures. Make capital expenditures in an aggregate amount greater than $4,000,000 in each fiscal year of Borrower, provided that the aggregate amount of such expenditures purchased with cash (and not financed) shall not exceed $600,000; provided further, that any capital expenditures made by Borrower exclusively from the proceeds of Permitted Distributions shall not be subject to the foregoing limitations. As used herein, the term “capital expenditures” does not include (i) any software that is internally developed by Borrower, whether or not Borrower capitalized the development costs, and (ii) any equipment ordered, but not yet accepted or paid for, by Borrower.
ARTICLE III.
Conditions of Effectiveness
     § 3.1 Effective Date. This Amendment shall become effective as of the date first above written when and only when Bank shall have received, at Bank’s office, (a) a counterpart of this Amendment executed and delivered by Borrower and the attached Consent and Agreement executed and delivered by Guarantor, (b) the facility fee required pursuant to Section 2.5(a) of the Agreement, and (c) an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment and the other Loan Documents.
ARTICLE IV.
Representations and Warranties
     § 4.1 Representations and Warranties of Borrower. In order to induce Bank to enter into this Amendment, Borrower represents and warrants to Bank that:
     (a) The representations and warranties contained in Article 5 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent such representations or warranties relate to an earlier date in which case such representation or warranty shall be true and correct as of such earlier date and except as otherwise set forth in a written schedule delivered to the Bank concurrently herewith.
     (b) Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow and to perform its obligations under the Loan Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower hereunder.

     (c) The execution and delivery by Borrower of this Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the organizational documents of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment or to consummate the transactions contemplated hereby.
     (d) When duly executed and delivered, each of this Amendment and the Loan Agreement will be a legal and binding instrument and agreement of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors’ rights generally and by principles of equity applying to creditors’ rights generally.
ARTICLE V.
Miscellaneous
     § 5.1 Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Loan Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Bank under the Loan Agreement or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document.
     § 5.2 Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Advances, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Loan Agreement to Bank shall be deemed to constitute representations and warranties by, or agreements and covenants of, Borrower under this Amendment and under the Loan Agreement.
     § 5.3 Loan Documents. This Amendment is a Loan Document, and all provisions in the Loan Agreement pertaining to Loan Documents apply hereto.
     § 5.4 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     § 5.5 Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.
     THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.
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     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

PRIORITY FULFILLMENT SERVICES, INC.
By:
Name:
Title:

COMERICA BANK
By:
Name:
Title:

CONSENT AND AGREEMENT
     PFSWEB, INC., a Delaware corporation, hereby consents to the provisions of this Amendment and the transactions contemplated herein, and hereby ratifies and confirms the Guaranty dated as of December 29, 2004, made by it for the benefit of Bank, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

PFSWEB, INC.
By:
Name:
Title: